CTC MEDIA REPORTS
2006 FOURTH QUARTER AND FULL YEAR RESULTS

FOURTH QUARTER
- Consolidated Revenue Increases 30.6% to $117.9 Million -
- OIBDA1 Increases 24.3% to $63.7 Million -
- Net Income of $41.1 Million, $0.26 Earnings Per Share -

FULL YEAR
- Consolidated Revenue Increases 56.2% to $370.8 Million -
- OIBDA1 Increases 67.1% to $174.0 Million -
- Net Income of $106.3 Million, $0.69 Earnings Per Share -

MOSCOW   —   February 27, 2007 — CTC Media, Inc. (NASDAQ: CTCM), a leading television broadcaster in Russia, today reported financial results for the full year and three month period ended December 31, 2006.

US$ 000’s, except per share data	Three Months Ended December 31,			Year Ended December 31,
	2005	2006	Change	2005	2006	Change
Total operating revenues	$90,329	$117,933	30.6%	$237,477	$370,834	56.2%
Total operating expenses	(42,564)	(59,593)	40.0%	(147,290)	(216,521)	47.0%
OIBDA[1]	51,267	63,744	24.3%	104,107	173,964	67.1%
Net income	$32,902	$41,118	25.0%	$57,295	$106,325	85.6%
Fully diluted earnings per share	$0.22	$0.26	18.2%	$0.37	$0.69	86.5%

Full-Year Financial Highlights

•	Another record year for CTC Media with strong results across all key financial metrics

•	Consolidated revenue increased 56.2% to $370.8 million, in-line with guidance

•	OIBDA increased 67.1% to $174.0 million

•	Record OIBDA margin of 46.9%, at the top end of the guidance range

•	Net income increased 85.6% to $106.3 million

•	$0.69 fully diluted earnings per share, an increase of 86.5%

•	Combined audience share for the CTC and Domashny networks was 11.8% in 2006

•	CTC Media succeeded in capturing market share in excess of its audience share, reflecting its success in delivering premium demographics

•	Technical penetration of the CTC Network and Domashny Network reached 86.6% and 58.2%, respectively, in 2006, as compared to 84.9% and 47.1%, respectively, in prior year.

[1]	OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). OIBDA is a non-GAAP financial measure. Please refer to Attachment A for a reconciliation of OIBDA to net income.

•	In 2006, CTC Media added three stations to the CTC Television Station Group, and three stations to the Domashny Station Group.

Alexander Rodnyansky, Chief Executive Officer, stated, ‘‘In 2006, we achieved substantially all of our operating and financial goals. We posted significant increases in our revenues and cash flows and maintained our position as one of Russia’s leading commercial broadcasters. As a result of our successful IPO in 2006 and our profitable business model, we have entered 2007 with a strong balance sheet, giving us the financial flexibility to implement our growth strategy. As we pursue potential acquisitions, we will continue to invest in our content, sales and marketing resources, while carefully managing our costs. We will continue to pursue our successful programming strategy, and plan to launch several exciting premieres in different timeslots in the spring and the fall of 2007. CTC maintains its position as the leading television channel for young audiences, and Domashny continues to build audience share, specifically with female audiences which are highly prized by advertisers. We are pleased with the development of Domashny which became OIBDA profitable in the fourth quarter, less than two years after its launch. Domashny remains on track to achieve profitability on an OIBDA basis for the full-year 2007. Overall, we believe we are well positioned to continue to outperform the growth in the Russian TV advertising market and increase the overall value of our assets.’’

Results for the Three Months Ended December 31, 2006

Overall results reflect the continued growth in revenues of CTC Media’s two channels CTC and Domashny, and management’s cost-conscious approach to programming.

CTC Media’s total operating revenue for the three months ended December 31, 2006 increased 30.6% to $117.9 million from $90.3 million for the three months ended December 31, 2005. The revenue growth primarily reflects the continued growth of the Russian television advertising market.

CTC Network’s fourth quarter 2006 audience share was 9% as compared with 11.6% in fourth quarter 2005. Domashny’s audience share demonstrated healthy growth from 1.2% in the fourth quarter of 2005 to 1.5% in the fourth quarter of 2006. As management has previously noted, CTC Network’s fourth quarter 2005 audience share benefited significantly from the extraordinary success of the ‘‘Born Not Pretty’’ series.

CTC Media comfortably met its full-year financial and operating targets despite the relative underperformance of a few of its primetime shows during the 2006 fall season.

Consolidated total operating expenses in the fourth quarter of 2006 amounted to $59.6 million compared to $42.6 million in the fourth quarter of 2005. The increase in total operating expenses in absolute terms was primarily driven by an increase in programming amortization expense, which in turn was driven by increased costs of programming, and increases in selling, general and administrative costs that included $3.0 million of stock-based compensation expense.

OIBDA increased 24.3% to $63.7 million for the fourth quarter of 2006 compared to $51.3 million in the fourth quarter of 2005. The OIBDA margin for the quarter was 54%, reflecting sound cost management. For comparison, CTC Media’s OIBDA margin in the fourth quarter of 2005 was 56.8% which was favorably impacted by the high-margin hit ‘‘Born Not Pretty’’.

Net income for the quarter was $41.1 million compared to $32.9 million for the three months ended December 31, 2005. Fully diluted income per share was $0.26 for the three months ended December 31, 2006, compared to $0.22 for the three months ended December 31, 2005.

Results for the Year Ended December 31, 2006

2006 was a record year for CTC Media as it posted new records for key financial and operating metrics.

CTC Media’s total operating revenue for the year ended December 31, 2006 increased by 56.2% to $370.8 million from $237.5 million for the year ended December 31, 2005.

In 2006, CTC Media continued to expand its share of Russia’s fast-growing TV advertising market, capturing approximately 15.6% of the advertising market as compared with 13.6% in 2005. The Russian TV advertising market itself continued to demonstrate robust growth rates increasing 36% to $3.2 billion in 2006, despite the regulatory reduction of advertising time, effected in the middle of the year.

CTC and Domashny achieved greater audience recognition through improved programming, and, particularly in the case of Domashny, increased distribution. CTC’s hit series, including ‘‘Born Not Pretty’’, ‘‘Cadets’’, ‘‘My Beautiful Nanny’’, and ‘‘Who’s the Boss’’ contributed to CTC’s success with its viewers, and to audience share for 2006 as a whole. In 2006, overall audience share for the CTC Network was 10.4%, up from last year’s 10.3%, and Domashny’s overall audience share was 1.4%, up from 1.0% in 2005.

Consolidated total operating expenses for 2006 increased by 47.0% to $216.5 million compared to $147.3 million for 2005. Total operating expenses as a percentage of revenues decreased from 62.0% for 2005 to 58.4% for 2006. Importantly, $7.2 million of stock-based compensation expense is included in the 2006 operating expenses, whereas in 2005, CTC Media expensed $0.6 million as stock-based compensation.

The decline in operating expenses as a percent of revenue reflects CTC Media’s ability to control its direct operating and selling, general and administrative costs and, importantly, programming costs. The year-on-year increase in amortization of programming rights in 2006 was 53%, in-line with the increases in revenues, while the increase from 2004 to 2005 was 71%.

OIBDA increased 67.1% to $174.0 million for 2006 compared to $104.1 million for 2005. OIBDA margin increased from 43.8% in 2005 to 46.9% in 2006. The performance of the Domashny Network and stations contributed to the overall increase in consolidated 2006 OIBDA.

Net income for the year ended December 31, 2006 was $106.3 million compared to $57.3 million for 2005. Fully diluted income per share was $0.69 for 2006, compared to $0.37 for 2005.

All figures for the three-month periods ended December 31, 2005 and 2006 and the full year ended December 31, 2006 included in the press-release are unaudited.

Guidance

For the full year ending December 31, 2007, the Company currently expects to generate consolidated total operating revenue in the range of $460 to $500 million, with a consolidated OIBDA margin in the range of 45-48%.

Conference Call

The Company will host a conference call to discuss its fourth quarter and full year 2006 financial results today, Tuesday, February 27, at 9 a.m. ET, corresponding to 5 p.m. Moscow time. To access the conference call, please dial +1 973 582 2854 (International) or 8108 002 531 1012 (Russia) and reference pass code 8391897. A live webcast of the conference call will also be available on the investor relations portion of the Company’s corporate web site, located at www.ctcmedia.ru. A replay of the conference call will be available through Tuesday, March 13, 2007, at midnight ET. The replay can be accessed by dialing +1 973 341 3080. The pass code for the replay is 8391897. The webcast will also be archived on the Company’s web site for two weeks.

About CTC Media, Inc.

Based in Moscow, CTC Media, Inc. was formed in 1989 to pursue commercial media and advertising opportunities in Russia. The Company owns and operates the CTC television network, whose signal is carried by more than 330 affiliate stations, including 17 owned-and-operated stations; and the Domashny television, whose signal is carried by over 210 affiliate stations, including eight owned-and-operated stations. The Company is traded on The Nasdaq National Market under the symbol: CTCM. For more information on CTC Media, please visit: www.ctcmedia.ru.

# # #

Contacts:

CTC Media, Inc.
Dmitry Barsukov
+ 7 495 783 3650

Brainerd Communicators, Inc.
Jenna Focarino (media)
Michael Smargiassi or Todd St.Onge (investors)
+1 212 986 6667

Certain statements in this press release that are not based on historical information are ‘‘forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which include, among other things, guidance on OIBDA for the Domashny Network and stations for the year ending December 31, 2007 and our ability to execute on our growth strategy, reflect the Company’s current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual future results to differ from those expressed by forward-looking statements include, among others, risks related to changes in Russian advertising laws, that will further reduce the amount of advertising time; changes in the size of the Russian television advertising market; our ability to deliver audience share, particularly in primetime, to our advertisers; free-to-air television remaining a significant advertising forum in Russia; our reliance on a single television advertising sales house for substantially all of our revenues; and restrictions on foreign involvement in the Russian television business. These and other risks are described in the ‘‘Risk Factors’’ section of CTC Media’s final prospectus dated May 31, 2006 and filed with the SEC on June 1, 2006. Other unknown or unpredictable factors could have material adverse effects on CTC Media’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

(See attached financial statements)

Attachment A

SUPPLEMENTAL DISCLOSURES
REGARDING NON-GAAP FINANCIAL INFORMATION

OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). The Company believes that this metric is an appropriate and useful measure for evaluating the core current operating performance of its business. This metric is used by management to further its understanding of the Company’s operating performance in the ordinary, ongoing and customary course of operations. The Company also believes that it provides investors and equity analysts with a useful basis for analyzing operating performance against historical data and the results of comparable companies.

The most directly comparable GAAP measure to the non-GAAP measure of OIBDA is net income. Unlike net income, OIBDA excludes depreciation and amortization, other than amortization of programming rights and sublicensing rights. The purchase of programming rights is the Company’s most significant expenditure that enables it to generate revenues and OIBDA includes the impact of the amortization of these rights. Expenditures for capital items such as property, plant and equipment have a materially less significant impact on the Company’s ability to generate revenues. For this reason, the Company excludes the related depreciation expense for these items from OIBDA. Moreover, a significant portion of its intangible assets were acquired in business acquisitions. The amortization of intangible assets is therefore also excluded from OIBDA.

OIBDA also excludes other components of net income that the Company does not consider to be indicators of its core operating performance. Accordingly, it excludes from core operating performance certain items over which it does not have substantial managerial influence and that are not reflective of ordinary, ongoing and customary course activities. Such non-core items include foreign currency gains and losses, interest income and expense, gains on the sale of businesses, other non-operating gains and losses, equity in the income of investee companies that the Company does not control, income tax expense, and income attributable to minority interest shareholders.

Because OIBDA is not a GAAP measurement of financial performance, there are material limitations in its usefulness on a stand-alone basis, including the lack of comparability to the GAAP financial results of other companies. It should be considered in addition to, and not as a substitute for, net income. The items excluded from OIBDA are significant components in assessing our overall financial performance.

The following table presents a reconciliation of the Company’s consolidated OIBDA to consolidated net income for the three- and twelve-month periods to December 31, 2005 and 2006:

	Three months ended December 31,		Year ended December 31,
	2005	2006	2005	2006
	(unaudited)		audited	unaudited
	(in thousands of US dollars)
OIBDA	$51,267	$63,744	$104,107	$173,964
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(3,502)	(5,404)	(13,920)	(19,651)
Operating income	47,765	58,340	90,187	154,313
Foreign currency gains (losses)	(188)	4	(877)	1,579
Interest income	54	1,838	3,101	3,479
Interest expense	(1,898)	(1)	(8,525)	(1,774)
Gains on sale of businesses	—	137	—	919
Other non-operating income (losses), net	281	(86)	206	(200)
Equity in income of investee companies	179	735	578	1,896
Income before income tax and minority interest	46,193	60,967	84,670	160,212
Income tax expense	(12,126)	(17,705)	(24,861)	(48,969)
Income attributable to minority interest	(1,165)	(2,144)	(2,514)	(4,918)
Net income	$32,902	$41,118	$57,295	$106,325

In this press release, the Company provides guidance on the Company’s consolidated OIBDA for the year ending December 31, 2007. The following table presents a reconciliation of the Company’s projected OIBDA, based on the mid-point of the provided range, to projected operating income for the year ending December 31, 2007. To further reconcile operating income to net income, foreign currency gains (losses), interest income, interest expense, gains (losses) on the sale of businesses, other non-operating gains (losses), equity in income of investee companies, income tax expense and income attributable to minority interest would need to be added and/or subtracted, as appropriate, from operating income. The Company does not provide a quantitative reconciliation of projected consolidated OIBDA to projected consolidated net income because it believes that such a reconciliation is not available without unreasonable efforts.

Year Ending December 31, 2007 (Projected)
(in thousands)
OIBDA	$223,200
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(21,400)
Operating income	$201,800

Attachment B

CTC MEDIA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

(in thousands of US dollars, except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2005	2006	2005	2006
	(unaudited)		(audited)	(unaudited)
REVENUES:
Advertising (including revenue from related parties of $1,740 in 2006)	$87,214	$111,433	$232,410	$357,334
Sublicensing (including revenue from related parties of $2,463 and $8,241 in 2005 and 2006, respectively)	2,508	5,989	3,088	11,322
Other revenue (including revenue from related parties of $136 and $10 in 2005 and 2006, respectively)	607	511	1,979	2,178
Total operating revenues	$90,329	$117,933	$237,477	$370,834
EXPENSES:
Direct operating expenses (exclusive of amortization of programming rights and sublicensing rights, shown below, exclusive of depreciation and amortization of $12,377 and $15,108 in 2005 and 2006, respectively and inclusive of stock-based compensation of nil and $64 in 2005 and 2006, respectively)	(3,393)	(4,224)	(12,747)	(15,774)
Selling, general and administrative (exclusive of depreciation and amortization of $1,543 and $4,543 in 2005 and 2006, respectively; inclusive of stock-based compensation of $599 and $7,091 in 2005 and 2006, respectively)	(11,575)	(15,338)	(41,229)	(56,297)
Amortization of programming rights	(22,299)	(30,900)	(77,351)	(118,026)
Amortization of sub-licensing rights	(1,795)	(3,727)	(2,043)	(6,773)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(3,502)	(5,404)	(13,920)	(19,651)
Total operating expenses	(42,564)	(59,593)	(147,290)	(216,521)
OPERATING INCOME	47,765	58,340	90,187	154,313
FOREIGN CURRENCY GAINS (LOSSES)	(188)	4	(877)	1,579
INTEREST INCOME	54	1,838	3,101	3,479
INTEREST EXPENSE (including interest expense to related parties of $5,157 and $1,762 in 2005 and 2006, respectively)	(1,898)	(1)	(8,525)	(1,774)
GAINS ON SALE OF BUSINESSES	—	137	—	919
OTHER NON-OPERATING INCOME (LOSSES), net	281	(86)	206	(200)
EQUITY IN INCOME OF INVESTEE COMPANIES	179	735	578	1,896

	Three months ended December 31,		Year ended December 31,
	2005	2006	2005	2006
	(unaudited)		(audited)	(unaudited)
Income before income tax and minority interest	46,193	60,967	84,670	160,212
INCOME TAX EXPENSE	(12,126)	(17,705)	(24,861)	(48,969)
INCOME ATTRIBUTABLE TO MINORITY INTEREST	(1,165)	(2,144)	(2,514)	(4,918)
NET INCOME	$32,902	$41,118	$57,295	$106,325
Net income attributable to preferred stockholders	$(15,687)	$—	$(26,134)	$(20,621)
Net income attributable to common stockholders	$17,215	$41,118	$31,161	$85,704
Net income per share attributable to common stockholders – basic	$0.24	$0.27	$0.39	$0.73
Net income per share attributable to common stockholders – diluted	$0.22	$0.26	$0.37	$0.69
Weighted average common shares outstanding – basic	72,824,800	151,505,672	79,339,024	117,880,814
Weighted average common shares outstanding – diluted	147,964,350	157,697,667	154,344,956	154,077,957

CTC MEDIA, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of US dollars)

	Year ended December 31,
	2005	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$57,295	$106,325
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense (benefit)	(3,860)	(9,615)
Depreciation and amortization	13,920	19,651
Amortization of programming rights	77,351	118,026
Amortization of sublicensing rights	2,043	6,773
Stock based compensation expense	599	7,155
Gain on disposal of property and equipment	(159)	(174)
Gains on sale of businesses	—	(919)
Equity in income of unconsolidated investees	(578)	(1,896)
Income attributable to minority interest	2,514	4,918
Foreign currency losses (gains)	877	(1,579)
Changes in operating assets and liabilities:
Trade accounts receivable	(2,993)	(1,068)
Prepayments	(5,804)	716
Other assets	(20)	(2,153)
Accounts payable and accrued liabilities	(6,187)	(1,138)
Interest accrual	—	—
Deferred revenue	1,471	2,732
Other liabilities	(28)	1,942
Dividends received from equity investees	644	713
Acquisition of programming and sublicensing rights (including acquisition from related parties of $795 and $1,503 in 2005 and 2006, respectively)	(98,425)	(133,625)
Net cash provided by operating activities	38,660	116,784
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(5,829)	(3,650)
Acquisitions of intangibles	(274)	(224)
Acquisitions of businesses, net of cash acquired	(7,650)	(21,897)
Proceeds from sale of businesses, net of cash disposed	—	1,482
Proceeds from sale of property and equipment	624	673
Other investing activities	(52)	12
Net cash used in investing activities	(13,181)	(23,604)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuances of common stock	—	105,041
Common stock issuance costs	—	(395)
Proceeds from exercise of stock options	157	5,856
Repurchase of stock	(53,954)	—
Proceeds from loans	68,000	19,000
Repayments of loans	(86,912)	(60,384)
Decrease (increase) in restricted cash	35,856	(12)
Dividends paid to minority interest	(2,069)	(3,750)

	Year ended December 31,
	2005	2006
Net cash provided by (used in) financing activities	(38,922)	65,356
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(934)	2,706
Net increase (decrease) in cash and cash equivalents	(14,377)	161,242
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	29,677	15,300
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$15,300	$176,542

CTC MEDIA, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of US dollars, except share and per share data)

	December 31, 2005	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,300	$176,542
Trade accounts receivable, net of allowance for doubtful accounts (2005 – $287; 2006 – $563)	6,016	8,640
Taxes reclaimable	3,109	4,399
Prepayments	25,886	38,302
Programming rights, net	38,100	41,634
Deferred tax asset	1,310	6,263
Other current assets	790	2,875
TOTAL CURRENT ASSETS	90,511	278,655
RESTRICTED CASH	105	120
PROPERTY AND EQUIPMENT, net	19,405	22,388
INTANGIBLE ASSETS, net:
Network affiliation agreements	5,333	3,333
Trade names	5,834	5,888
Broadcasting licenses	28,896	43,387
Cable network connections	805	409
Other intangible assets	226	354
Net intangible assets	41,094	53,371
GOODWILL	68,273	70,768
PROGRAMMING RIGHTS, net	28,368	24,267
SUBLICENSING RIGHTS, net	1,836	7,611
INVESTMENTS IN AND ADVANCES TO INVESTEES	8,509	9,319
PREPAYMENTS	10,093	8,713
DEFERRED TAX ASSET	5,322	9,077
OTHER NON-CURRENT ASSETS	181	508
TOTAL ASSETS	$273,697	$484,797

(Continued on the next page)

CTC MEDIA, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

(in thousands of US dollars, except share and per share data)

	December 31, 2005	December 31, 2006
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$16,349	$13,353
Accrued liabilities	6,300	5,508
Taxes payable	8,765	11,528
Short-term loans and interest accrued (including loans from related parties (2005 – $4,064; 2006 – nil )	4,068	—
Deferred revenue (including deferred revenue from related parties (2005 – $1,422; 2006-$54)	8,171	12,440
Deferred tax liability	1,147	2,937
Other current liabilities	19	600
TOTAL CURRENT LIABILITIES	44,819	46,366
LONG TERM LOANS (including loans from related parties 2005 – $37,000; 2006 – nil)	37,188	210
DEFERRED TAX LIABILITY	10,677	14,080
MINORITY INTEREST	1,915	3,124
COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS’ EQUITY:
Convertible preferred stock; $0.01 par value; shares authorized 90,000; shares issued and outstanding (December 31, 2005 – 82,951; December 31, 2006 – nil)	1	—
Common stock; $0.01 par value; shares authorized 175,772,173; shares issued and outstanding December 31, 2005 – 72,824,800; December 31, 2006-151,505,672)	728	1,515
Additional paid-in capital	210,740	327,587
(Accumulated deficit)/ Retained earnings	(32,371)	73,954
Accumulated other comprehensive income	—	17,961
TOTAL STOCKHOLDERS’ EQUITY	179,098	421,017
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$273,697	$484,797

SEGMENT FINANCIAL INFORMATION

(in thousands of US dollars and unaudited)

Three Months Ended December 31, 2005

	CTC Network	Domashny Network	CTC TV Station Group	Domashny TV Station Group	Eliminations and Other	Total
Operating revenue	$62,718	$3,696	$21,107	$2,746	$62	$90,329
Direct operating expenses	(1,271)	(642)	(1,046)	(687)	253	(3,393)
Selling, general and administrative expenses	(3,523)	(1,429)	(3,874)	(1,493)	(1,256)	(11,575)
Amortization of programming rights	(18,226)	(3,231)	(692)	(39)	(111)	(22,299)
Amortization of sublicensing rights	(1,795)	—	—	—	—	(1,795)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(219)	(115)	(977)	(1,649)	(542)	(3,502)
Operating income	$37,684	($1,721)	$14,518	($1,122)	($1,594)	$47,765

Three Months Ended December 31, 2006

	CTC Network	Domashny Network	CTC TV Station Group	Domashny TV Station Group	Eliminations and Other	Total
Operating revenue	$77,282	$7,159	$29,511	$4,174	($193)	$117,933
Direct operating expenses	(1,413)	(671)	(1,445)	(873)	178	(4,224)
Selling, general and administrative expenses	(3,289)	(1,817)	(2,877)	(2,337)	(5,018)	(15,338)
Amortization of programming rights	(26,069)	(3,991)	(880)	(8)	48	(30,900)
Amortization of sublicensing rights	(3,727)	—	—	—	—	(3,727)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(240)	(144)	(1,340)	(3,150)	(530)	(5,404)
Operating income	$42,544	$536	$22,969	($2,194)	($5,515)	$58,340

(Continued on the next page)

SEGMENT FINANCIAL INFORMATION (Continued)

(in thousands of US dollars)

Year Ended December 31, 2005

	CTC Network	Domashny Network	CTC TV Station Group	Domashny TV Station Group	Eliminations and Other	Total
Operating revenue	$168,669	$9,346	$51,741	$7,761	($40)	$237,477
Direct operating expenses	(4,522)	(2,186)	(3,945)	(2,660)	566	(12,747)
Selling, general and administrative expenses	(12,384)	(4,747)	(13,326)	(4,609)	(6,163)	(41,229)
Amortization of programming rights	(64,768)	(9,291)	(2,643)	(440)	(209)	(77,351)
Amortization of sublicensing rights	(2,043)	—	—	—	—	(2,043)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(1,111)	(370)	(3,865)	(6,455)	(2,119)	(13,920)
Operating income	$83,841	($7,248)	$27,962	($6,403)	($7,965)	$90,187

Year Ended December 31, 2006 (unaudited)

	CTC Network	Domashny Network	CTC TV Station Group	Domashny TV Station Group	Eliminations and Other	Total
Operating revenue	$264,733	$20,649	$74,765	$11,566	($879)	$370,834
Direct operating expenses	(5,158)	(2,793)	(4,984)	(3,333)	494	(15,774)
Selling, general and administrative expenses	(12,785)	(5,981)	(13,831)	(6,628)	(17,072)	(56,297)
Amortization of programming rights	(99,249)	(15,954)	(2,932)	(39)	148	(118,026)
Amortization of sublicensing rights	(6,773)	—	—	—	—	(6,773)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(1,056)	(548)	(4,945)	(11,031)	(2,071)	(19,651)
Operating income	$139,712	($4,627)	$48,073	($9,465)	($19,380)	$154,313